PROMISSORY NOTE

$50,000.00	Houston, Texas	August 4, 2006

FOR VALUE RECEIVED, the undersigned Coastal Bancshares Acquisition Corp., a Delaware corporation (“Maker”), promises to pay to Coastal Acquisition, LLC, a Texas limited liability company (“Payee”), at such place as Payee may from time to time designate, the aggregate principal sum of Fifty Thousand and no/100ths Dollars ($50,000.00), together with interest on the unpaid principal balance of this promissory note (“Note”).

1. Interest. The unpaid principal balance of this Note from time to time outstanding shall bear simple interest at twelve percent (12%) per annum.

2. Payments. The principal and all accrued and unpaid interest shall be due and payable on the earlier of the consummation of the merger of Intercontinental Bank Shares Corporation and Coastal Merger Corp. (the “Merger”) and October 5, 2006. For purposes of the payment of any amounts pursuant to the terms of this Note, if such date falls on a day that is a day on which commercial banks are not authorized to be open or are required to be closed, then the date shall be deemed to be the next succeeding day where such commercial banks may remain open.

3. Prepayments. Maker shall have the right to prepay, at any time without premium or penalty, in whole or in part, (a) the accrued interest and (b) the principal of this Note, provided that all accrued interest has first been paid.

4. Events of Default and Remedies. As used herein, the term “Event of Default” shall include any or all of the following if same exist on the tenth (10th) day after written notice by Payee to Maker which certifies such default: (a) nonpayment of any principal or interest upon the date same shall be due and payable under the terms of this Note; or (b) the adjudication of Maker as bankrupt, or the taking of any voluntary action by Maker or any involuntary action against Maker seeking an adjudication of Maker as bankrupt, or seeking relief by or against Maker under any provision under the Bankruptcy Code. Upon the occurrence and during the continuation of an Event of Default, Payee may, at his option, without further notice of nonpayment, demand for payment, presentment for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, or any other notice or demand of any kind to Maker, declare the entire unpaid principal balance and accrued interest on this Note to be immediately due and payable, at which time such amounts shall become immediately due and payable. Payee may exercise this option to accelerate maturity hereof during any default by Maker regardless of any prior forbearance by Payee.

5. Disclaimer of Trust Fund. Payee hereby acknowledges that Maker has established a trust fund consisting of a portion of the proceeds of Maker’s initial public offering, initially in the amount of approximately $28 million (the “Trust Fund”), for the benefit of the public stockholders of Maker and Maker may disburse monies from the Trust Fund only (a) to the public stockholders in the event of the redemption of their shares or the liquidation of Maker or (b) to Maker after it consummates a business combination. Payee hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with Maker and will not seek recourse against the Trust Fund for any reason whatsoever.

6. No Waiver. No delay on the part of Payee or other holder of this Note in the exercise of any power or right under this Note, shall operate as a waiver hereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. Enforcement by the holder of this Note for the payment hereof shall not constitute an election by such holder of remedies so as to preclude the exercise of any other remedy available to such holder.

7. Waiver. Except as otherwise set forth herein, Maker and all endorsers, sureties, and guarantors hereof hereby jointly and severally waive all exemption rights under any applicable law, and also waive presentment for payment, demand, notice of nonpayment, valuation, appraisement, protest, demand, dishonor, notice of protest, notice of intent to accelerate, notice of acceleration, and all other notices, and without further notice hereby consent to renewals, extensions, or partial payments either before or after maturity.

8. Severability. The invalidity, or unenforceability in particular circumstances, of any provision of this Note shall not extend beyond such provision or such circumstances and no other provision of this Note shall be affected thereby.

9. Costs of Collection. If this Note is placed in the hands of any attorney for collection, or is collected by suit or through probate or bankruptcy proceeding, Maker agrees to pay reasonable attorneys’ fees and disbursements in addition to other amounts due.

10. Notices. All notices or demands required or permitted hereunder shall be in writing and shall be deemed given when actually delivered or on the third business day following the day on which the same shall have been mailed by registered or certified mail, postage prepaid, addressed to the parties at the addresses herein. Either Maker or Payee may change its respective address or addressee by giving notice of such change to the other party in the manner provided herein. For this purpose only, unless and until such written notice is actually received, the address and addressee specified for each party shall be deemed to continue in effect for all purposes.

11. Governing Law. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

IN WITNESS WHEREOF, the undersigned has executed this Note to be effective as of the date first written above.

MAKER:

COASTAL BANCSHARES ACQUISITION CORP.

By:	/s/ Cary M. Grossman
Cary M. Grossman
Chief Executive Officer

Acknowledged and accepted on the date first written above:

PAYEE:

COASTAL ACQUISITION, LLC

By: /s/ Cary M. Grossman
Manager